Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2012 FINANCIAL RESULTS

ITASCA, IL, July 31, 2012 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and six-month period ended June 30, 2012. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 7.

“We continue to be pleased with our performance. During the second quarter we once again posted strong growth in revenues, we improved profitability margins and we grew earnings per share,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Our combined Brokerage and Risk Management segments posted 15% growth in adjusted total revenues, 5.9% organic growth in base commission and fee revenues, 20% growth in adjusted EBITDAC and 10% growth in adjusted diluted net earnings per share, and improved adjusted EBITDAC margins by 83 basis points.”

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Our Brokerage segment had another excellent quarter. Adjusted total revenues were up 18%, base organic commission and fee revenues grew 5.0%, adjusted EBITDAC was up 21%, adjusted EBITDAC margins were up 72 basis points and adjusted diluted net earnings per share increased 12%. We also completed another 15 acquisitions with annualized revenues of $68 million and our pipeline remains strong.

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Our Risk Management segment also had a strong quarter. Adjusted total revenues were up 7%, base organic fees were up 8.3%, adjusted EBITDAC was up 11% and adjusted EBITDAC margins were up 50 basis points.

“We are well positioned to grow as the insurance rate environment improves and our customers continue to find ways to grow, even in an uncertain economy. Every day, more customers and prospects recognize the expertise and value of our high-quality and client-focused services.”

The following provides non-GAAP information that management believes is helpful when comparing 2012 revenues, EBITDAC and diluted net earnings (loss) per share with the same periods in 2011:

Quarter Ended June 30

							Diluted Net Earnings
	Revenues			EBITDAC			(Loss) Per Share
Segment	2nd Q 12	2nd Q 11	Chg	2nd Q 12	2nd Q 11	Chg	2nd Q 12	2nd Q 11	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$473.5	$401.3	18%	$123.5	$101.8	21%	$0.46	$0.41	12%
Gains on book sales	—	2.5		—	2.5		—	0.01
Heath Lambert integration	—	—		(4.1)	(3.0)		(0.02)	(0.02)
Workforce & lease termination	—	—		(0.8)	(0.4)		(0.01)	—
Acquisition related adjustments	—	—		—	(5.8)		0.02	(0.01)
Effective income tax rate impact	—	—		—	—		0.02	—

Brokerage, as reported	473.5	403.8		118.6	95.1		0.47	0.39

Risk Management, as adjusted	143.4	133.5	7%	22.3	20.1	11%	0.09	0.09	—%
GAB Robins integration	—	—		—	(3.0)		—	(0.02)
Workforce & lease termination	—	—		—	(3.1)		—	(0.02)

Risk Management, as reported	143.4	133.5		22.3	14.0		0.09	0.05

Total Brokerage & Risk Management, as reported	616.9	537.3		140.9	109.1		0.56	0.44
Corporate, as reported	33.0	8.8		(7.8)	(7.7)		0.03	(0.07)

Total Company, as reported	$649.9	$546.1		$133.1	$101.4		$0.59	$0.37

Total Brokerage & Risk Management, as adjusted	$616.9	$534.8	15%	$145.8	$121.9	20%	$0.55	$0.50	10%

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Six Months Ended June 30

							Diluted Net Earnings
	Revenues			EBITDAC			(Loss) Per Share
Segment	6 Mths 12	6 Mths 11	Chg	6 Mths 12	6 Mths 11	Chg	6 Mths 12	6 Mths 11	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$858.1	$717.6	20%	$187.8	$152.6	23%	$0.64	$0.56	14%
Gains on book sales	0.7	3.6		0.7	3.6		—	0.02
Heath Lambert integration	—	—		(8.1)	(3.0)		(0.04)	(0.02)
Workforce & lease termination	—	—		(3.6)	(1.9)		(0.02)	(0.01)
Acquisition related adjustments	—	—		—	(5.8)		0.02	—
Effective income tax rate impact	—	—		—	—		0.02	—

Brokerage, as reported	858.8	721.2		176.8	145.5		0.62	0.55

Risk Management, as adjusted	284.7	264.1	8%	45.9	40.6	13%	0.19	0.18	6%
GAB Robins integration	—	—		—	(7.2)		—	(0.04)
Workforce & lease termination	—	—		—	(4.2)		—	(0.02)

Risk Management, as reported	284.7	264.1		45.9	29.2		0.19	0.12

Total Brokerage & Risk Management, as reported	1,143.5	985.3		222.7	174.7		0.81	0.67
Corporate, as reported	53.2	8.2		(13.2)	(15.0)		0.02	(0.16)

Total Company, as reported	$1,196.7	$993.5		$209.5	$159.7		$0.83	$0.51

Total Brokerage & Risk Management, as adjusted	$1,142.8	$981.7	16%	$233.7	$193.2	21%	$0.83	$0.74	12%

Brokerage Segment Second Quarter Highlights—The following tables provide non-GAAP information that management believes is helpful when comparing certain 2012 financial information with the same periods in 2011 (in millions):

Organic Revenues (Non-GAAP)	2nd Q 12	2nd Q 11	6 Mths 12	6 Mths 11
Base Commissions and Fees
Commissions as reported	$344.7	$296.0	$616.7	$521.7
Fees as reported	99.5	81.8	174.6	140.9
Less commissions and fees from acquisitions	(52.7)	—	(108.7)	—
Less disposed of operations	—	(3.0)	—	(5.7)
Levelized foreign currency translation	—	(1.9)	—	(2.0)

Organic base commissions and fees	$391.5	$372.9	$682.6	$654.9

Organic change in base commissions and fees	5.0%		4.2%

Supplemental Commissions
Supplemental commissions as reported	$16.6	$14.0	$33.7	$27.5
Less supplemental commissions from acquisitions	(2.8)	—	(5.5)	—
Less disposed of operations	—	(0.1)	—	(0.4)

Organic supplemental commissions	$13.8	$13.9	$28.2	$27.1

Organic change in supplemental commissions	-0.7%		4.1%

Contingent Commissions
Contingent commissions as reported	$10.3	$7.9	$29.3	$24.7
Less contingent commissions from acquisitions	(1.0)	—	(3.4)	—

Organic contingent commissions	$9.3	$7.9	$25.9	$24.7

Organic change in contingent commissions	17.7%		4.9%

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Brokerage Segment Second Quarter Highlights (continued)

Adjusted Compensation Expense and Ratio (non-GAAP)		2nd Q 12	2nd Q 11	6 Mths 12	6 Mths 11
Reported amounts		$274.9	$239.2	$532.0	$449.2
Heath Lambert integration		(2.0)	(1.2)	(4.8)	(1.2)
Earnout related compensation charge		—	(5.8)	—	(5.8)
Workforce and lease termination related charges		(0.8)	(0.4)	(3.6)	(1.9)

Adjusted amounts		$272.1	$231.8	$523.6	$440.3

Adjusted ratios using adjusted revenues on pages 1 and 2	*	57.5%	57.8%	61.0%	61.4%

*	Adjusted second quarter compensation ratio was 0.3 pts lower than the same period in 2011. This ratio was primarily impacted by headcount controls of 1.1 pts, partially offset by increased incentive compensation of 0.7 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		2nd Q 12	2nd Q 11	6 Mths 12	6 Mths 11
Reported amounts		$80.0	$69.5	$150.0	$126.5
Heath Lambert integration		(2.1)	(1.8)	(3.3)	(1.8)

Adjusted amounts		$77.9	$67.7	$146.7	$124.7

Adjusted ratios using adjusted revenues on pages 1 and 2	*	16.5%	16.9%	17.1%	17.4%

*	Adjusted second quarter operating expense ratio was 0.4 pts lower than the same period in 2011. This ratio was primarily impacted by rent savings of 0.3 pts.

Adjusted EBITDAC (non-GAAP)		2nd Q 12	2nd Q 11	6 Mths 12	6 Mths 11
Total EBITDAC—see page 9 for computation		$118.6	$95.1	$176.8	$145.5
Gains from books of business sales		—	(2.5)	(0.7)	(3.6)
Heath Lambert integration		4.1	3.0	8.1	3.0
Earnout related compensation charge		—	5.8	—	5.8
Workforce and lease termination related charges		0.8	0.4	3.6	1.9

Adjusted EBITDAC		$123.5	$101.8	$187.8	$152.6

Adjusted EBITDAC change		21.3%		23.1%

Adjusted EBITDAC margin		26.1%	25.4%	21.9%	21.3%

Adjusted EBITDAC margin excluding Heath Lambert	*	26.7%	25.8%	22.4%	21.4%

*	Until the integration process is completed in 2013, we expect the Heath Lambert operations will reduce the overall Brokerage Segment adjusted EBITDAC margins.

The following is a summary of brokerage acquisition activity for 2012 and 2011:

	2nd Q 12	2nd Q 11	6 Mths 12	6 Mths 11
Shares issued for acquisitions and earnouts	1,900,000	1,066,000	4,372,000	1,968,000
Number of acquisitions closed	15	9	27	13
Annualized revenues acquired (in millions)	$68.3	$184.1	$98.9	$211.3

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Risk Management Segment Second Quarter Highlights—The following tables provide non-GAAP information that management believes is helpful when comparing certain 2012 financial information with the same periods in 2011 (in millions):

Organic Revenues (Non-GAAP)	2nd Q 12	2nd Q 11	6 Mths 12	6 Mths 11
Base domestic and international fees	$135.6	$125.4	$268.0	$249.0
Less fees from acquisitions	(0.3)	—	(1.0)	—
Levelized foreign currency translation	—	(1.4)	—	(0.7)

Organic base domestic and international fees	135.3	124.0	267.0	248.3
International performance bonus fees	5.2	3.1	9.5	6.1
Adjusting fees related to international natural disasters	1.9	4.4	5.7	7.7

Organic fees	$142.4	$131.5	$282.2	$262.1

Organic change in fees	8.3%		7.7%

Organic change in base domestic and international fees	9.1%		7.5%

Adjusted Compensation Expense and Ratio (non-GAAP)		2nd Q 12	2nd Q 11	6 Mths 12	6 Mths 11
Reported amounts		$84.9	$84.2	$170.3	$166.9
GAB Robins integration		—	(2.3)	—	(5.4)
Workforce and lease termination related charges		—	(1.6)	—	(2.5)

Adjusted amounts		$84.9	$80.3	$170.3	$159.0

Adjusted ratios using adjusted revenues on pages 1 and 2	*	59.2%	60.2%	59.8%	60.2%

Adjusted revenues		$143.4	$133.5	$284.7	$264.1

*	Adjusted second quarter compensation ratio was 1.0 pts lower than the same period in 2011. This ratio was primarily impacted by headcount controls of 1.7 pts, partially offset by increased employee benefits of 0.4 pts and increased incentive compensation of 0.4 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		2nd Q 12	2nd Q 11	6 Mths 12	6 Mths 11
Reported amounts		$36.2	$35.3	$68.5	$68.0
GAB Robins integration		—	(0.7)	—	(1.8)
Workforce and lease termination related charges		—	(1.5)	—	(1.7)

Adjusted amounts		$36.2	$33.1	$68.5	$64.5

Adjusted ratios using adjusted revenues on pages 1 and 2	*	25.2%	24.8%	24.1%	24.4%

Adjusted revenues		$143.4	$133.5	$284.7	$264.1

*	Adjusted second quarter operating expense ratio was 0.4 pts higher than the same period in 2011. This ratio was impacted by increased business insurance of 0.8 pts, partially offset by reductions in office expenses of 0.6 pts.

Adjusted EBITDAC (non-GAAP)	2nd Q 12	2nd Q 11	6 Mths 12	6 Mths 11
Total EBITDAC—see page 9 for computation	$22.3	$14.0	$45.9	$29.2
GAB Robins integration	—	3.0	—	7.2
Workforce and lease termination related charges	—	3.1	—	4.2

Adjusted EBITDAC	$22.3	$20.1	$45.9	$40.6

Adjusted EBITDAC change	11.0%		13.1%

Adjusted EBITDAC margin	15.6%	15.1%	16.1%	15.4%

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Corporate Segment Second Quarter Highlights—The following table provides non-GAAP information that management believes is helpful when comparing 2012 operating results for the Corporate Segment with the same periods in 2011 (in millions):

	2012			2011
	Pretax	Income	Net	Pretax	Income	Net
	Earnings	Tax	Earnings	Earnings	Tax	Earnings
	(Loss)	Benefit	(Loss)	(Loss)	Benefit	(Loss)
2nd Quarter
Interest and banking costs	$(11.6)	$4.6	$(7.0)	$(11.3)	$4.5	$(6.8)
Clean energy investments	(3.2)	16.6	13.4	(4.6)	4.6	—
Acquisition costs	(1.7)	0.4	(1.3)	(1.0)	—	(1.0)
Corporate	(2.3)	1.1	(1.2)	(1.5)	1.0	(0.5)

	$(18.8)	$22.7	$3.9	$(18.4)	$10.1	$(8.3)

Six Months
Interest and banking costs	$(22.9)	$9.1	$(13.8)	$(21.6)	$8.6	$(13.0)
Clean energy investments	(5.4)	26.0	20.6	(7.2)	6.8	(0.4)
Acquisition costs	(2.3)	0.5	(1.8)	(2.7)	0.5	(2.2)
Corporate	(4.3)	1.9	(2.4)	(3.8)	1.7	(2.1)

	$(34.9)	$37.5	$2.6	$(35.3)	$17.6	$(17.7)

Debt, interest and banking—At June 30, 2012, Gallagher had $675.0 million of long-term borrowings outstanding under three private placement agreements, which are due and payable in various amounts in 2014 through 2023. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were $48.0 million of borrowings outstanding under Gallagher’s line of credit facility at June 30, 2012. On July 10, 2012, Gallagher entered into a note purchase agreement, with certain accredited institutional investors, pursuant to which it issued and sold $50.0 million in aggregate principal amount of our 3.99% Senior Notes, Series F, due July 10, 2020, in a private placement. These notes require semi-annual payments of interest that are due in January and July of each year.

Clean energy investments—Gallagher has investments in limited liability companies that own 29 clean coal production plants which produce refined coal using propriety technologies owned by Chem-Mod. We believe these plants are qualified to receive refined coal tax credits under IRC Section 45. The fourteen plants which were placed in service prior to December 31, 2009 (which we refer to as the 2009 Era Plants) can receive tax credits through 2019 and the fifteen plants which were placed in service prior to December 31, 2011 (which we refer to as the 2011 Era Plants) can receive tax credits through 2021.

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2009 Era Plants—Twelve plants are operating under long-term production contracts. At June 30, 2012, Gallagher’s net carrying value of these investments was $8.4 million and collectively they could potentially generate approximately $4.3 million of net after-tax earnings per quarter through 2019. Gallagher is seeking long-term production contracts and co-investors for the other two plants. At June 30, 2012, Gallagher’s net carrying value of these two investments was $1.4 million. Gallagher cannot predict when these two plants will resume production of refined coal or the amount of refined coal that will ultimately be produced.

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2011 Era Plants—Five plants are operating under long-term production contracts. Gallagher’s carrying value of these investments at June 30, 2012 was $10.6 million and collectively they could potentially generate approximately $8.0 million of net after-tax earnings per quarter through 2021. Gallagher has signed a long-term production agreement for one plant that is currently not operating. Gallagher’s carrying value of this investment at June 30, 2012 was $0.7 million and it could potentially generate approximately $2.0 million of net after-tax earnings per quarter through 2021. Gallagher has a non-binding long-term production agreement for two plants that are currently not operating. Gallagher’s carrying value of these investments at June 30, 2012 was $1.4 million and collectively they could potentially generate approximately $3.0 million of net after-tax earnings per quarter through 2021 once production resumes. Gallagher is seeking long-term production contracts for the other seven plants, which had a carrying value of $4.7 million at June 30, 2012.

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For those plants that are not yet operating under long-term production contracts, we estimate that we will invest an additional $2.0 million per plant, net of co-investor funding, to connect and house each of these plants. We plan to sell majority ownership interests in such plants to co-investors and relinquish control of the plants thereby becoming a non-controlling, minority investor.

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Corporate Segment Second Quarter Highlights (continued)

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Gallagher’s investment in Chem-Mod generates royalty income from clean-energy plants owned by those limited liability companies in which it invests as well as clean-energy plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could potentially generate for Gallagher approximately $2.5 million of net after-tax earnings per quarter.

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Please note that all estimates set forth above regarding the potential future quarterly earnings impact of our clean energy investments are subject to significant risks, including those referred to below under “Information Regarding Forward-Looking Statements.”

Acquisition costs—Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate—Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 38% to 40% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarter ended June 30, 2012 and 2011 was 21.3% and 36.7%, respectively. Gallagher’s tax rate for second quarter 2012 was lower than the same period in 2011 and the statutory rate primarily due to the impact of IRC Section 45 tax credits earned in 2012. Also, the Brokerage segment’s second quarter 2012 effective tax rate was lower than the same period in 2011 due to the resolution of prior year foreign tax matters, which resulted in a net decrease in the income tax provision of $2.3 million.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, August 1, 2012 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 17 countries and offers client-service capabilities in more than 110 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding investment returns generated by Gallagher’s clean energy investments (which own commercial clean coal plants), our corporate income tax rate, the future revenue and earnings impact of recent acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

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Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, and the difficulties inherent in combining the cultures and systems of different companies could impact the future revenue and earnings impact of recent acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole; and

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Information Regarding Forward-Looking Statements (continued)

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Uncertainties related to Gallagher’s IRC clean energy investments (which own commercial clean coal plants) – including uncertainties related to (i) political and regulatory risks, including potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward, (ii) maintenance of long-term permits needed to operate the plants, (iii) the ability to find new operating sites, if necessary, (iv) the ability to maintain and find co-investors, (v) utilities’ future use of, or demand for, coal, (vi) plant operational risks, including supply-chain risks, (vii) the potential for divergent business objectives by co-investors and other stakeholders, (viii) intellectual property risks, and (ix) environmental risks – all could impact Gallagher’s investment returns generated by its clean energy investments, or result in investment write-offs, and could also impact Gallagher’s future corporate tax rate.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, adjusted EBITDAC margin excluding Heath Lambert, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, organic revenue measures for each operating segment, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio and adjusted operating expense ratio. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation—Gallagher believes that the adjusted presentations of the 2012 and 2011 information, presented in this earnings release, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

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Adjusted revenues, expenses and net earnings—Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude gains realized from sales of books of business, workforce related charges, lease termination related charges and acquisition related integration costs, as applicable. Acquisition related integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

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Adjusted ratios—Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures—Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, adjusted EBITDAC margin excluding Heath Lambert, and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin, adjusted EBITDAC margin excluding Heath Lambert, and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC—Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin—Gallagher defines this measure as EBITDAC divided by total revenues.

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Adjusted EBITDAC—Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, earnout related compensation charges, workforce related charges, lease termination related charges and acquisition related integration costs, as applicable.

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Information Regarding Non-GAAP Measures (continued)

•	Adjusted EBITDAC margin—Gallagher defines this measure as adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business.

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Adjusted EBITDAC margin excluding Heath Lambert—Gallagher defines this measure as adjusted EBITDAC further adjusted to exclude the EBITDAC associated with the acquired Heath Lambert operations divided by total revenues, as adjusted to exclude gains realized from sales of books of business and the revenues associated with the acquired Heath Lambert operations.

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Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments—Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of gains realized from sales of books of business, workforce related charges, lease termination related charges, acquisition related integration costs, adjustments to change in estimated acquisition earnout payables and effective income tax rate impact divided by diluted weighted average shares outstanding. The effective income tax rate impact represents the difference in income tax expense for tax amounts derived using the actual effective tax rate compared to tax amounts derived using a normalized effective tax rate.

Organic Revenues—Organic change in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2012 foreign exchange rates to the same periods in 2011. For the Risk Management segment, organic change in base domestic and international fees excludes international performance bonus fees and adjusting fees related to international natural disasters to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that will be continuing in 2012 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures—This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 9), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 2 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses, adjusted EBITDAC margin and adjusted EBITDAC margin excluding Heath Lambert (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC—2nd Qtr and 6 Months Ended June 30,

(Unaudited—in millions except per share, percentage and workforce data)

Brokerage Segment	2nd Q Ended June 30, 2012	2nd Q Ended June 30, 2011	6 Mths Ended June 30, 2012	6 Mths Ended June 30, 2011
Commissions	$344.7	$296.0	$616.7	$521.7
Fees	99.5	81.8	174.6	140.9
Supplemental commissions (1)	16.6	14.0	33.7	27.5
Contingent commissions (1)	10.3	7.9	29.3	24.7
Investment income and gains realized on books of business sales	2.4	4.1	4.5	6.4

Revenues	473.5	403.8	858.8	721.2

Compensation	274.9	239.2	532.0	449.2
Operating	80.0	69.5	150.0	126.5
Depreciation	6.1	5.4	11.8	10.1
Amortization	25.4	17.7	45.9	33.5
Change in estimated acquisition earnout payables	(5.2)	(2.5)	(2.7)	(1.7)

Expenses	381.2	329.3	737.0	617.6

Earnings before income taxes	92.3	74.5	121.8	103.6
Provision for income taxes	35.3	30.4	47.1	41.8

Net earnings	$57.0	$44.1	$74.7	$61.8

Diluted net earnings per share	$0.47	$0.39	$0.62	$0.55
Growth in diluted earnings per share	21%	8%	12%	-6%
Growth—revenues	17%	16%	19%	11%
Organic change in commissions and fees	5%	2%	4%	2%
Compensation expense ratio	58%	59%	62%	62%
Operating expense ratio	17%	17%	17%	18%
Effective tax rate	38%	41%	39%	40%
Workforce at end of period (includes acquisitions)			8,368	7,848

EBITDAC
Net earnings	$57.0	$44.1	$74.7	$61.8
Provision for income taxes	35.3	30.4	47.1	41.8
Depreciation	6.1	5.4	11.8	10.1
Amortization	25.4	17.7	45.9	33.5
Change in estimated acquisition earnout payables	(5.2)	(2.5)	(2.7)	(1.7)

EBITDAC	$118.6	$95.1	$176.8	$145.5

EBITDAC margin	25%	24%	21%	20%
EBITDAC Growth	25%	14%	22%	2%

Risk Management Segment	2nd Q Ended June 30, 2012	2nd Q Ended June 30, 2011	6 Mths Ended June 30, 2012	6 Mths Ended June 30, 2011
Fees	$142.7	$132.9	$283.2	$262.8
Investment income	0.7	0.6	1.5	1.3

Revenues	143.4	133.5	284.7	264.1

Compensation	84.9	84.2	170.3	166.9
Operating	36.2	35.3	68.5	68.0
Depreciation	3.9	3.6	7.8	6.9
Amortization	0.8	0.6	1.4	1.2

Expenses	125.8	123.7	248.0	243.0

Earnings before income taxes	17.6	9.8	36.7	21.1
Provision for income taxes	6.8	3.9	14.2	8.3

Net earnings	$10.8	$5.9	$22.5	$12.8

Diluted net earnings per share	$0.09	$0.05	$0.19	$0.12
Growth in diluted earnings per share	80%	-38%	58%	-29%
Growth—revenues	7%	20%	8%	19%
Organic change in fees	8%	6%	8%	6%
Compensation expense ratio	59%	63%	60%	63%
Operating expense ratio	25%	26%	24%	26%
Effective tax rate	39%	40%	39%	39%
Workforce at end of period (includes acquisitions)			4,263	4,219

EBITDAC
Net earnings	$10.8	$5.9	$22.5	$12.8
Provision for income taxes	6.8	3.9	14.2	8.3
Depreciation	3.9	3.6	7.8	6.9
Amortization	0.8	0.6	1.4	1.2

EBITDAC	$22.3	$14.0	$45.9	$29.2

EBITDAC margin	16%	10%	16%	11%
EBITDAC Growth	59%	-15%	57%	-17%

See “Information Regarding Non-GAAP Measures” on page 7 of 11 and notes to second quarter 2012 earnings release on page 11 of 11.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC—2nd Qtr and 6 Months Ended June 30,

(Unaudited—in millions except share and per share data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Corporate Segment	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues from consolidated clean coal facilities	$26.0	$9.9	$41.7	$9.9
Royalty income from clean coal licenses	6.2	0.5	11.5	0.5
Income (loss) from unconsolidated clean coal facilities	(0.4)	(1.2)	(1.3)	(2.3)
Other net revenues	1.2	(0.4)	1.3	0.1

Revenues	33.0	8.8	53.2	8.2

Cost of revenues from consolidated clean coal facilities	29.0	11.7	46.7	11.7
Compensation	4.3	1.4	6.2	3.8
Operating	7.5	3.4	13.5	7.7
Interest	10.8	10.6	21.4	20.1
Depreciation	0.2	0.1	0.3	0.2

Expenses	51.8	27.2	88.1	43.5

Loss before income taxes	(18.8)	(18.4)	(34.9)	(35.3)
Benefit for income taxes	(22.7)	(10.1)	(37.5)	(17.6)

Net earnings (loss)	$3.9	$(8.3)	$2.6	$(17.7)

Diluted net earnings (loss) per share	$0.03	$(0.07)	$0.02	$(0.16)

EBITDAC
Net earnings (loss)	$3.9	$(8.3)	$2.6	$(17.7)
Benefit for income taxes	(22.7)	(10.1)	(37.5)	(17.6)
Interest	10.8	10.6	21.4	20.1
Depreciation	0.2	0.1	0.3	0.2

EBITDAC	$(7.8)	$(7.7)	$(13.2)	$(15.0)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Total Company	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Commissions	$344.7	$296.0	$616.7	$521.7
Fees	242.2	214.7	457.8	403.7
Supplemental commissions (1)	16.6	14.0	33.7	27.5
Contingent commissions (1)	10.3	7.9	29.3	24.7
Investment income and gains realized on books of business sales	3.1	4.7	6.0	7.7
Revenues from clean coal activities	31.8	9.2	51.9	8.1
Other net revenues—Corporate	1.2	(0.4)	1.3	0.1

Revenues	649.9	546.1	1,196.7	993.5

Compensation	364.1	324.8	708.5	619.9
Operating	123.7	108.2	232.0	202.2
Cost of revenues from clean coal activities	29.0	11.7	46.7	11.7
Interest	10.8	10.6	21.4	20.1
Depreciation	10.2	9.1	19.9	17.2
Amortization	26.2	18.3	47.3	34.7
Change in estimated acquisition earnout payables	(5.2)	(2.5)	(2.7)	(1.7)

Expenses	558.8	480.2	1,073.1	904.1

Earnings before income taxes	91.1	65.9	123.6	89.4
Provision for income taxes	19.4	24.2	23.8	32.5

Net earnings	$71.7	$41.7	$99.8	$56.9

Diluted net earnings per share	$0.59	$0.37	$0.83	$0.51

Dividends declared per share	$0.34	$0.33	$0.68	$0.66

EBITDAC
Net earnings	$71.7	$41.7	$99.8	$56.9
Provision for income taxes	19.4	24.2	23.8	32.5
Interest	10.8	10.6	21.4	20.1
Depreciation	10.2	9.1	19.9	17.2
Amortization	26.2	18.3	47.3	34.7
Change in estimated acquisition earnout payables	(5.2)	(2.5)	(2.7)	(1.7)

EBITDAC	$133.1	$101.4	$209.5	$159.7

See “Information Regarding Non-GAAP Measures” on page 7 of 11 and notes to second quarter 2012 earnings release on page 11 of 11.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited—in millions except per share data)

	June 30, 2012	Dec 31, 2011
Cash and cash equivalents	$282.1	$291.2
Restricted cash	824.2	692.5
Premiums and fees receivable	1,367.6	1,027.1
Other current assets	157.9	188.6

Total current assets	2,631.8	2,199.4
Fixed assets—net	100.9	91.3
Deferred income taxes	237.7	240.2
Other noncurrent assets	232.4	235.8
Goodwill—net	1,285.9	1,155.3
Amortizable intangible assets—net	644.9	561.5

Total assets	$5,133.6	$4,483.5

Premiums payable to insurance and reinsurance companies	$2,038.2	$1,621.9
Accrued compensation and other accrued liabilities	244.2	304.1
Unearned fees	74.0	69.7
Other current liabilities	37.6	67.9
Corporate related borrowings—current	48.0	10.0

Total current liabilities	2,442.0	2,073.6
Corporate related borrowings—noncurrent	675.0	675.0
Other noncurrent liabilities	543.7	491.3

Total liabilities	3,660.7	3,239.9

Stockholders’ equity:
Common stock—issued and outstanding	121.0	114.7
Capital in excess of par value	899.3	693.2
Retained earnings	500.7	482.9
Accumulated other comprehensive loss	(48.1)	(47.2)

Total stockholders’ equity	1,472.9	1,243.6

Total liabilities and stockholders’ equity	$5,133.6	$4,483.5

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
OTHER INFORMATION	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Basic weighted average shares outstanding (000s)	119,704	111,052	118,040	110,158
Diluted weighted average shares outstanding (000s)	121,187	111,826	119,527	111,093
Common shares repurchased (000s)	62	27	62	36
Common shares issued for acquisitions and earnouts (000s)	1,900	1,066	4,372	1,968
Number of acquisitions closed	15	9	27	13
Annualized revenues acquired (in millions)	$68.3	$184.1	$98.9	$211.3
Workforce at end of period (includes acquisitions)			12,937	12,315

Notes to Second Quarter 2012 Earnings Release

(1)	Reported supplemental commission revenues recognized in 2012, 2011 and 2010 by quarter are shown in the financial supplement. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2012, 2011 and 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation did not occur again in 2011 or 2012 and should not occur in 2013 or later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow recognition of revenues in a similar manner in future quarters. The reported and adjusted supplemental commissions for 2012, 2011 and 2010 are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2012
Reported supplemental commissions	$17.1	$16.6			$33.7
Reported contingent commissions	19.0	10.3			29.3

Reported supplemental and contingent commissions	$36.1	$26.9			$63.0

2011
Reported supplemental commissions	$13.5	$14.0	$14.5	$14.0	$56.0
Reported contingent commissions	16.8	7.9	9.9	3.5	38.1

Reported supplemental and contingent commissions	$30.3	$21.9	$24.4	$17.5	$94.1

2010
Reported supplemental commissions	$27.9	$10.6	$10.2	$12.1	$60.8
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—	—	(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2	12.1	46.1
Reported contingent commissions	15.5	8.7	9.5	3.1	36.8

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7	$15.2	$82.9

Contact: Marsha Akin

Director—Investor Relations

630-285-3501 or marsha_akin@ajg.com

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